                                                       Exhibit No. EX-99.e.1.i.1

                                   SCHEDULE I

     This Schedule to the Distribution  Agreement  between Delaware Group Equity
Funds IV and  Delaware  Distributors,  L.P.  entered into as of May 15, 2003 and amended as of September 24, 2007 (the "Agreement")  lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement,  along with the 12b-1 Plan rates, if applicable,  for each class and the date on which the Agreement became effective for each Series.

------------------------------------- --------------------- ----------------------- ---------------------- --------------------

                                                                                    Portion designated
                                                            Total  12b-1  Plan Fee  as Service Fee Rate
                                                            Rate  (per   annum  of  (per annum of the
                                                            the  Series'   average  Series' average
                                                            daily    net    assets  daily net assets
                                                            represented  by shares  represented by              Original
Series Name                           Class Names           of the Class)           shares of the Class)   Effective Date
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
Delaware Large Cap Growth Fund        A Class                        .30%                                  April 19, 2001
 (formerly, Delaware Diversified      --------------------- ----------------------- ---------------------- --------------------
 Growth Fund)                         B Class                       1.00%                   .25%           April 19, 2001
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
                                      C Class                       1.00%                   .25%           April 19, 2001
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
                                      R Class                        .60%                                  May 15, 2003
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
                                      Institutional Class                                                  April 19, 2001
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
Delaware Growth Opportunities Fund    A Class                        .30%                                  April 19, 2001
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
                                      B Class                       1.00%                   .25%           April 19, 2001
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
                                      C Class                       1.00%                   .25%           April 19, 2001
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
                                      R Class                        .60%                                  May 15, 2003
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
                                      Institutional Class                                                  April 19, 2001
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
Delaware Global Real Estate           A Class                        .30%                                  September 28, 2007
Securities Fund
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
                                      C Class                       1.00%                   .25%           September 28, 2007
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
                                      R Class                        .60%                                  September 28, 2007
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
                                      Institutional Class                                                  September 28, 2007
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
Delaware Healthcare Fund              A Class                        .30%                                  September 28, 2007
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
                                      C Class                       1.00%                   .25%           September 28, 2007
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
                                      R Class                        .60%                                  September 28, 2007
------------------------------------- --------------------- ----------------------- ---------------------- --------------------
                                      Institutional Class                                                  September 28, 2007
------------------------------------- --------------------- ----------------------- ---------------------- --------------------